UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2018

Spindle, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55151	20-8241820
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1201 S. Alma School Road, Suite 12500

Mesa, AZ 85210

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 800-560-9198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 23, 2018, the Board of Directors of Spindle, Inc. (the “Company”) appointed Christopher Lank to be a Director.

Mr. Lank has over 25 years of Technology and Services sales experience.  In 2002, he founded Ivis Technologies, LLC (“Ivis”) where he serves as CEO and Chairman of the Management Committee. Ivis provides a Software as a Service(SaaS) solution that helps companies implement, automate and execute on their day-to-day activities that revolve around the management of ethics and compliance programs and helps reduce the risk for organizations needing to comply with various regulations.

Ivis has customers that include companies ranging from a few employees, all the way to S&P 500 organizations consisting of over 30,000 employees.

Mr. Lank recently began serving on the Board of Directors of Autonet Mobile, Inc., a private company located in Scottdale, Arizona on April 18, 2018.

Prior to starting Ivis, Mr. Lank served as Vice President of Worldwide Sales at TogetherSoft, where he grew a small software distributor with less than $3M in sales to a world-class organization with $46M in sales. TogetherSoft was acquired by Borland for over $200M.  Prior to TogetherSoft, Mr. Lank held management and sales positions at Symantec, Platinum Technology, and MicroAge. He earned a BS in Management from the University of Phoenix.

The Company issued a press release regarding the appointment which is filed with this Form 8-K as exhibit 99.1.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 24, 2018

SPINDLE, INC.

By:	/s/ Jack Scott
Name: Jack Scott
Title: Chief Executive Officer

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